UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

Woodward, Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-08408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1081 Woodward Way
Fort Collins, Colorado		80524
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (970) 482-5811

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455 per share	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 24, 2024, Woodward, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The stockholders considered three proposals, each of which is described more fully in the Company’s proxy statement for the 2023 Annual Meeting. Set forth below are the final voting results on each matter submitted to a vote of the Company’s stockholders for the 2023 Annual Meeting. All vote totals have been rounded to the nearest whole share.

Proposal 1. Election of three directors for a three-year term to hold office until the Company’s 2026 Annual Meeting to be held in or about January 2027:

	For	Against	Abstain	Broker Non-Votes
Charles P. Blankenship	45,909,926	3,275,331	127,445	5,655,789
John D. Cohn	46,455,808	2,716,807	140,087	5,655,789
Daniel G. Korte	46,008,112	3,163,715	140,875	5,655,789

Proposal 2. Advisory resolution regarding the compensation of the Company’s named executive officers:

For	46,494,750
Against	2,610,876
Abstain	207,077
Broker Non-Votes	5,655,789

Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending September 30, 2024:

For	53,447,288
Against	1,435,982
Abstain	85,222
Broker Non-Votes	0

Pursuant to the foregoing, the three nominees were elected to serve on the Company’s Board of Directors, and Proposals 2 and 3 were each approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2024	WOODWARD, INC.
	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy Executive Vice President, General Counsel, Chief Compliance Officer and Secretary